                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                             ZOLTEK COMPANIES,INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

    (3) Filing Party:

------------------------------------------------------------------------------

    (4) Date Filed:

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



                               January 15, 1998



DEAR FELLOW SHAREHOLDERS:

      Our Annual Meeting of Shareholders will be held at the St. Louis Marriott West Hotel, located at 660 Maryville Centre Drive, St. Louis, Missouri, at 10:00 A.M., local time, on Monday, February 16, 1998. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

      We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                       Sincerely,



                                       ZSOLT RUMY
                                       Chairman of the Board, President
                                         and Chief Executive Officer

                       ZOLTEK COMPANIES, INC.
                         3101 MCKELVEY ROAD
                     ST. LOUIS, MISSOURI 63044


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD FEBRUARY 16, 1998


Dear Shareholder:

      The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the St. Louis Marriott West Hotel, located at 660 Maryville Centre Drive, St. Louis, Missouri, on Monday, February 16, 1998, at 10:00 A.M., local time, for the following purposes:

      1. To elect two Class II directors to hold office for a term of three years.

      2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

      These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on December 30, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                    By order of the Board of Directors,


                                    DANIEL D. GREENWELL
                                    Chief Financial Officer and
                                      Secretary

January 15, 1998

                       ZOLTEK COMPANIES, INC.
                         3101 MCKELVEY ROAD
                     ST. LOUIS, MISSOURI 63044


                          PROXY STATEMENT
                                FOR
                   ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD FEBRUARY 16, 1998

                         -----------------

                        GENERAL INFORMATION

      This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the St. Louis Marriott West Hotel, St. Louis, Missouri, at 10:00 A.M., local time, on Monday, February 16, 1998, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 15, 1998.

      The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

      The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

      Only shareholders of record at the close of business on December 30, 1997 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,216,338 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

      Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of any director and, except as required by the Company's

Restated Articles of Incorporation or applicable law, any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock outstanding.

      Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against on other matters submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.


           VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

      The following table includes information as to the persons who were known to management of the Company to beneficially own five percent or more of the Company's outstanding Common Stock as of December 30, 1997:


                                                 Number of Shares     Percent of Outstanding
Name and Address of Beneficial Owner            Beneficially Owned       Common Stock<F1>
------------------------------------            ------------------       ----------------
Zsolt Rumy                                         5,600,000<F2>             34.53%
3101 McKelvey Road
St. Louis, Missouri 63044

Pilgrim Baxter & Associates                        1,219,600<F3>              7.52%
  Harold J. Baxter
  Gary L. Pilgrim
1255 Drummers Lane, Suite 300
Wayne, Pennsylvania 19087

---------------------

<F1>   The percentage calculation is based upon 16,216,338 shares of the
       Company's Common Stock that were issued and outstanding as of December 30, 1997.

<F2>   Pursuant to the Company's supply agreement with BF Goodrich Aerospace,
       Mr. Rumy has agreed, subject to certain exceptions, to negotiate exclusively with BF Goodrich Aerospace for a specified period if he determines to sell a significant amount of his shares of the Company's Common Stock.

<F3>   The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 14, 1997, filed with the Securities and Exchange Commission. The Schedule 13G is a group filing of Pilgrim Baxter & Associates, an investment advisor registered under
       Section 203 of the Investment Advisors Act of 1940 ("Pilgrim"), and each of Harold J. Baxter and Gary L. Pilgrim, the Chief Executive Officer and Chief Investment Office of Pilgrim, respectively. Each of such persons reported shared voting and sole investment power with respect to all 1,219,600 shares reported.

                   ITEM 1.  ELECTION OF DIRECTORS

      Two individuals will be elected at the Annual Meeting to serve as Class II directors of the Company for a term of three years. The two nominees receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

      The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of James W. Betts and James Dorr as Class II directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Betts and Dorr are currently directors of the Company. If for any reason Mr. Betts or Mr. Dorr becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of James W. Betts and James Dorr as Class II directors.

      The name, age, principal occupation or position and other directorships with respect to Messrs. Betts and Dorr and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

      CLASS II - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2001

      James W. Betts, age 60, has served as a Director of the Company since August 1992. For more than the past five years, he has been Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products).

      James Dorr, age 62, has served as a Director of the Company since August 1992. Since June 1995, he has been engaged in business as a consultant. For more than five years prior to June 1995 when he retired, he served as Director--Advanced Materials and Structures of McDonnell Douglas Corporation, now a subsidiary of The Boeing Company (an aircraft manufacturer).

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 1999

      Zsolt Rumy, age 55, is the founder of the Company and has served as its Chairman, President and Chief Executive Officer and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Industrial Marketing Manager and Process Engineer for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since May 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains its primary banking relationships.

      Charles A. Dill, age 57, has served as a Director of the Company since August 1992. Since October 1995, he has been a managing partner of Gateway Venture Partners, a venture capital firm. He served as President of Bridge Information Systems, Inc. (a provider of databases and systems to institutional investors) from 1991 to October 1992 and as Chief Executive Officer from October 1992 to April 1995. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage, investment management and investment banking firm), and DT Industries, Inc. (a developer and manufacturer of automated production equipment and systems).

                  CLASS I - TO CONTINUE IN OFFICE UNTIL 2000

      John L. Kardos, age 58, has served as a Director of the Company since August 1992. For more than the past five years he has been Professor of Chemical Engineering of Washington University, St. Louis, Missouri, where he has been Chairman of the Department of Chemical Engineering since July 1991. From June 1971 to July 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University.

      Linn Bealke, age 53, has served as a Director of the Company since August 1992. For more than the past five years he has been President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank).

                        BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 1997, the Board of Directors of the Company met four times and acted two times by unanimous written consent. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors and committees of which such director or nominee was a member during fiscal 1997.

      The Board of Directors has a standing Audit Committee and Compensation Committee.

      The members of the Audit Committee are Messrs. Bealke and Dorr. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met two times in fiscal 1997.

      The Compensation Committee is composed of Messrs. Betts and Dill. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. The Compensation Committee met two times during fiscal 1997.

                                DIRECTORS' FEES

      Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock, provided, however, that no grant shall be made to any Eligible Director who is first elected a director of the Company at the annual meeting of shareholders immediately preceding the date of such grant. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant.
The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.

                         SECURITY OWNERSHIP BY MANAGEMENT

      The following table indicates, as of December 30, 1997, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                              Number of Shares
Name of Beneficial Owner                                     Beneficially Owned     Percent of Class<F1>
------------------------                                     ------------------     --------------------
Zsolt Rumy<F2>                                                   5,600,000                 34.53%
Linn Bealke                                                         20,000<F3>                <F*>
James W. Betts                                                      46,500<F4>                <F*>
Charles A. Dill                                                     28,900<F4>                <F*>
James Dorr                                                          22,500<F5>                <F*>
John L. Kardos                                                      22,500<F4>                <F*>
Daniel D. Greenwell                                                  1,342<F6>                <F*>
All directors and executive officers as a group (8 persons)      5,741,742<F7>             35.16%

---------------------
<F*> Less than one percent

<F1>   Based upon 16,216,338 shares of the Company's Common Stock issued and outstanding as of December 30, 1997 and, for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of December 30, 1997.

<F2>   Mr. Rumy's address is 3101 McKelvey Road, St. Louis, Missouri  63044.
       Pursuant to the Company's supply agreement with BF Goodrich Aerospace, Mr. Rumy has agreed, subject to certain exceptions, to negotiate exclusively with BF Goodrich Aerospace for a specified period if he determines to sell a significant amount of his shares of the Company's Common Stock.

<F3>   Includes 15,000 shares subject to presently exercisable stock options.

<F4>   Includes 28,500 shares subject to presently exercisable options.

<F5>   Includes 22,500 shares subject to presently exercisable stock options.

<F6>   Includes 342 shares held jointly with spouse.

<F7>   Includes 117,000 shares subject to presently exercisable stock options.

                         COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation of the executive officers of the Company whose annual salary exceeded $100,000 for fiscal 1997.

                                                SUMMARY COMPENSATION TABLE
                                                                    Annual
                                                                 Compensation
                                                                 ------------
                                                                                             All Other
      Name and Principal Position             Year       Salary($)           Bonus           Compensation<F1>
      ---------------------------             ----       ---------           -----           ----------------
      Zsolt Rumy                              1997       $150,000          $200,000             $16,152
       Chairman of the Board, President       1996        150,000           100,000              11,565
       and Chief Executive Officer            1995        150,000                                 2,194

      Daniel D. Greenwell                     1997       $100,000                --                  --
       Chief Financial Officer and
       Secretary<F2>

-----------------------

<F1>   Total includes amounts allocated to the named executive officer's account pursuant to the Company's defined contribution profit sharing plan.

<F2>   Mr. Greenwell was appointed Chief Financial Officer and Secretary of the Company in December 1996.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning stock option grants made in fiscal 1997 to the individuals named in the Summary Compensation Table:

                                                                                                 POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                 ANNUAL RATE OF
                                                                                                 STOCK PRICE
                                                                                                 APPRECIATION
                                                 INDIVIDUAL GRANTS VALUE                         FOR OPTION TERM
                                 --------------------------------------------------------        ---------------
                                 NUMBER OF       PERCENT OF
                                 SECURITIES      TOTAL
                                 UNDERLYING      OPTIONS
                                 OPTION          GRANTED          EXERCISE OR
                                 GRANTED         EMPLOYEES IN     BASE PRICE   EXPIRATION
     NAME                        (#)             FISCAL YEAR      ($/SH)       DATE            5%($)         10%($)
     ----                        ----------      ------------     -----------  ----------      -----         ------
Zsolt Rumy                            --              --              --             --             --             --

Daniel D. Greenwell               60,000<F1>        51.07%         $27.75      9/30/2006     $1,047,074     $2,653,548

---------------------------

<F1>   Options become exercisable October 1, 2000, provided optionee continues to be employed by the Company. Options terminate on the earlier of (i) September 30, 2006, (ii) twelve months after termination of employment as a result of death, retirement or disability, or (iii) three months after any other termination of optionee's employment.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION/SAR VALUES

      The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 1997, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 1997 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table. No stock options were exercised by such individuals during the 1997 fiscal year.

                                             Number of
                                            Securities                    Value of
                                            Underlying                   Unexercised
                                            Unexercised                 In-The-Money
                                            Options at                Options at Fiscal
                                        Fiscal Year-End (#)             Year-End($)<F1>
                                           Exercisable/                 Exercisable/
      Name                                 Unexercisable                Unexercisable
  ---------------------------------------------------------------------------------------
      Zsolt Rumy                             0/150,000                 $0/$8,606,250

      Daniel D. Greenwell                     0/60,000                 $0/$2,152,500

-----------------------

<F1>   Based on a price per share of $63.625 being the last reported trading price before the fiscal year end.

                REPORT OF THE COMPENSATION COMMITTEE
                  REGARDING EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered under the direction of the Compensation Committee of the Board of Directors. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through earnings growth and prudent management of the Company's business.

      In determining the appropriate level of executive compensation in fiscal 1997, the Committee considered management's continuing success in achieving numerous quantitative and qualitative accomplishments over the past several years. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole.

      The Company's executive compensation policy in fiscal 1997 consisted of base salary, non-cash benefits and long- and short-term compensation. In determining its policy, the Committee also considered significant strategic accomplishments of management in fiscal 1997. Management has developed and begun to execute plans for greatly accelerated growth in the Company's carbon fibers manufacturing capacity. During the year, the Company acquired a new U.S. manufacturing facility and installed a total of five continuous carbonization lines at its U.S. and Hungarian facilities. As a result, the Company has developed the largest rated carbon fiber production capacity in the industry.

      The Company's incentive compensation program consists of long-term and short-term components. The long-term component is in the form of stock option grants to the Company's executives, which grants have been linked to the Company's ZOLTEK 2000 five-year strategic plan to become the world's leading carbon fiber producer by the year 2000. Each of such grants include provisions pursuant to which such options vest and become exercisable in October 2000 upon the planned completion of the ZOLTEK 2000 plan.

      The Company's short-term incentive compensation program consists of cash bonuses paid based upon the Company's actual results and progress toward its strategic plans, and an evaluation of each individual's contributions thereto. In determining the level of cash bonuses paid to the Company's executives in fiscal 1997, the Committee considered, among other factors, the Company's record financial performance and substantial increases in the Company's overall carbon fibers manufacturing capacity during fiscal 1997, on a timely basis, in accordance with its strategic business plans.

      In fiscal 1997, the Company reported record financial performance and continued its trend of substantial growth in sales, net income and earnings per share. Compared to fiscal 1996, net sales increased 31%, net income increased 107% and net income per share from continuing operations increased
73%.   Shareholder wealth also increased, as the market price of the Company's
Common Stock grew from $38.00 at September 30, 1996 to $63.625 at September 30, 1997.

      Mr. Rumy's base salary was $150,000 in fiscal 1997, the same as that paid to him in the prior year. Mr. Rumy's base salary was set at such level at his suggestion in order to minimize the Company's administrative overhead, despite the Committee's view that such amount is below the level which the Company could expect to pay for an executive of Mr. Rumy's background and responsibilities. In light of such the Committees evaluation of the factors deemed relevant by the Committee, in particular, Mr. Rumy's contributions to the Company's record financial performance and increase in carbon fibers manufacturing capacity, Mr. Rumy's bonus for fiscal 1997 was set at $200,000. Based upon his ownership of the Company's Common Stock and prior year stock option grants, Mr. Rumy was not granted any stock options in fiscal 1997.

      Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                     CHARLES A. DILL          JAMES W. BETTS

                             PERFORMANCE GRAPH

      The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index for the five-year period from November 6, 1992 to September 30, 1997.


                                   [GRAPH]

                                           ASSUMES $100 INVESTED ON NOVEMBER 6, 1992 IN
                                                ZOLTEK COMPANIES, INC. COMMON STOCK,
                                                  THE NASDAQ INDUSTRIAL INDEX AND
                                                      THE RUSSELL 2000 INDEX

-----------------------------------------------------------------------------------------------------------------------
                              Nov. 6, 1992   Sep. 30, 1993  Sep. 30, 1994  Sep. 30, 1995  Sep. 30, 1996  Sep. 30, 1997
-----------------------------------------------------------------------------------------------------------------------
Zoltek Companies, Inc.             100          168.75         281.26         618.77        2850.07        4668.87
-----------------------------------------------------------------------------------------------------------------------
NASDAQ Industrial Index            100          122.37         121.69         169.61         198.03         265.90
-----------------------------------------------------------------------------------------------------------------------
The Russell 2000 Index             100          127.31         130.64         161.21         182.39         242.92
-----------------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

      Mr. Bealke, who is a director of the Company, also is Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank") which is the Company's bank lender. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company and a director, has served as a director of Southwest Bank since May 1996. As of September 30, 1997, the Company's borrowings from Southwest Bank aggregated $3,584,845. During the fiscal year ended September 30, 1997, the Company's interest payments to Southwest Bank aggregated $171,537.

      During fiscal 1997, in connection with the Company's operations, the Company occasionally chartered an airplane from Twin Springs Aviation, Inc., a corporation wholly owned by Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company. The total of all such charter payments made by the Company during fiscal 1997 was $215,340.

      The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal shareholders and affiliates, are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                            APPOINTMENT OF AUDITORS

      Price Waterhouse LLP served as the Company's independent accountants for fiscal 1997. The Board of Directors anticipates that representatives of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 1998. The Company expects that the Company's auditors for fiscal 1998 will be appointed by the end of the second quarter of fiscal 1998.


                             PROPOSALS OF SHAREHOLDERS

      Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for, and to be considered at, the 1998 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Daniel D. Greenwell, Chief Financial Officer and Corporate Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than September 17, 1998. The Company's By-Laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by shareholders, which limitations and procedures must be complied with for proposals of shareholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any shareholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-Laws from the Secretary of the Company.


                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                       ZSOLT RUMY
                                       Chairman of the Board, President
                                         and Chief Executive Officer



January 15, 1998

                            ZOLTEK COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Zsolt Rumy and Daniel D. Greenwell, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the St. Louis Marriott West Hotel, 660 Maryville Centre Drive, St. Louis, Missouri, on Monday, February 16, 1998, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.   ELECTION OF CLASS I DIRECTORS

     / / FOR all nominees listed below             / /  WITHHOLD AUTHORITY
         (except as written to the contrary below)      to vote for nominees
                                                        as listed below

                         JAMES W. BETTS and JAMES DORR

    (INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)
------------------------------------------------------------------------------

2. IN THEIR DISCRETION UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

      / /   FOR               / /   AGAINST           / /    ABSTAIN

                                   [Reverse]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE
NOMINEES LISTED.

Dated this ----- day of ----------------------------, 1998.

      PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.



                                       ---------------------------------------



                                       ---------------------------------------
                                                     Signature

                                       Please date and sign in the exact name
                                       in which you own the Company's Common
                                       Stock. Executors, administrators,
                                       trustees and others acting in a
                                       representative or fiduciary capacity
                                       should so indicate when signing.